Exhibit 99.1

Flotek Industries Awarded Its First Contract to Deliver Power Services for Utilities Infrastructure Support
HOUSTON, March 3, 2026 - Flotek Industries, Inc. (NYSE: FTK), a pioneer in advanced chemistry, data analytics, and innovative energy solutions, today announced its first contract within the utilities infrastructure sector. Leveraging its proprietary PWRtek platform, Flotek will partner with leading distributed power service providers to coordinate the installation of up to 50 megawatts (“MW”) of state-of-the-art power generation equipment, including advanced gas distribution and smart conditioning systems, to support critical federal disaster recovery initiatives. The impacted area was struck by a destructive wind event, which caused significant damage to local power infrastructure. This deployment harnesses real-time data analytics for unparalleled efficiency, ensuring resilient power that drives community recovery forward.
Highlights:
•Capacity & Services: Up to 50 MW of robust, scalable power integrated with Flotek's proprietary PWRtek advanced gas distribution and smart conditioning skids for seamless fuel management and real-time optimization.
•Contract Consideration: Revenue during the initial six-month term will be determined by the customer’s final power requirements, which may total up to 50 MW, as well as the timing of equipment scaling and deployment. If the full 50 MW were to be deployed for the entire six-month term, the Company expects contract revenue would total approximately $1 million per MW.
Equipment deployment is expected to ramp over several weeks following the designated contract start date, allowing for phased installation and operational integration. The Company will provide additional updates regarding anticipated power requirements, deployment timing, and expected financial impact upon completion of all required technical, environmental, and operational assessments.
•Duration: The six-month initial term is expected to begin during the second quarter of 2026 (with customer option to extend an additional 4 years at the same monthly rental rate).
Under the current contract, Flotek will supply and mobilize cutting-edge smart conditioning skids and advanced gas distribution equipment in support of deploying an up to 50 MW power solution. These proprietary components revolutionize fuel delivery: the smart conditioning skids automatically detect and neutralize liquid slugs or high-BTU contaminants, ensuring continuous, optimized performance with integrated BTU metering and emergency shutdown safeguards; while, the gas distribution skid provides independent fuel control to each genset, allowing seamless maintenance without interrupting the power flow and guaranteeing uptime even in harsh conditions. This powerhouse setup will energize a newly constructed residential location and support local critical infrastructure.
“This contract is a major milestone showcasing Flotek’s expertise in delivering large-scale, high-reliability utilities infrastructure support under tough conditions,” said Ryan Ezell, CEO of Flotek Industries. “Combining powerful natural gas powered gensets with our proprietary PWRtek platform—featuring smart conditioning skids, real-time analytics, and advanced gas distribution—we’re providing a safe, efficient, high-uptime solution built for critical power recovery. This opportunity highlights strong demand for our advanced power technologies in emergency and infrastructure markets as we continue to advance our corporate strategy through the convergence of real-time data and chemistry solutions.”
Flotek's PWRtek platform, known for integrating advanced data analytics with robust power generation, will facilitate efficient operations and real-time monitoring to maximize system performance and minimize downtime.
About Flotek Industries, Inc.
Flotek Industries, Inc. is a leading chemistry and data technology company focused on servicing the Energy industry. The Company’s technologies leverage near real-time data to deliver innovative solutions to maximize customer returns. Flotek has an intellectual property portfolio of over 130 patents, over 20 years of field and laboratory data, and a global presence in more than 59 countries.
Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions, aiming to reduce the environmental impact of energy on land, air, water and people.
Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.
Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). These statements include, without limitation, statements regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects, as well as statements regarding the expected revenues to be received under the contract, the total term of the contract, the timing of the scaling and deployment of the equipment under the contract, the total power capacity and operating performance of the equipment once deployed, and the Company’s ability to perform under and satisfy the terms and conditions of the contract. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-

looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Investor contact:
Mike Critelli
Director of Finance & Investor Relations
E: ir@flotekind.com
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